EXHIBIT 99.1

Pain Therapeutics Reports Second Quarter 2010 Financial Results

$176 Million of Cash, No Debt

Cash Requirements in 2010 Under $5 Million

REMOXY® NDA Resubmission Still Anticipated Q4 2010

SAN MATEO, Calif., July 28, 2010 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE), a biopharmaceutical company, today reported second quarter financial results. Net loss for the quarter ended June 30, 2010 was $0.8 million, or $0.02 per share, compared to net loss of $34,000, or $0.00 per share, for the second quarter of 2009. Pain Therapeutics had cash, cash equivalents and marketable securities of $176.2 million, or about $4.14 cash per share, and no debt as of June 30, 2010.

Pain Therapeutics also updated financial guidance for the full year 2010. The Company now expects its net cash requirements for 2010 will be under $5 million, lowered from previous guidance of under $10 million. This decrease is due in part to a recently announced $5 million cash payment expected from King Pharmaceuticals, Inc. (King) in July 2010.

"Our focus is to advance the pipeline and to stay cost efficient," said Remi Barbier, Chairman, President and Chief Executive Officer of Pain Therapeutics. "This keeps us realistic about the present and optimistic about the future as we await the resubmission to the FDA of a New Drug Application for REMOXY by King later this year."

REMOXY

Pain Therapeutics remains committed to the regulatory success of REMOXY, our lead drug candidate. REMOXY is a strong painkiller with a unique formulation designed to reduce potential risks of unintended use. REMOXY and other abuse-resistant painkillers are being developed pursuant to a strategic alliance we have with King. We believe REMOXY represents the rare combination of a well-partnered, late-stage drug asset with a unique profile, and whose clinical efficacy has been substantially de-risked.

  From 2005 to 2008, we and King jointly managed a Phase III clinical program and New Drug Application (NDA) for REMOXY. In mid-2008, the U.S. Food and Drug Administration (FDA) accepted an NDA for REMOXY with Priority Review.
  In December 2008, we received from the FDA a Complete Response Letter which indicated additional non-clinical data is required to support the approval of REMOXY. The FDA has not requested or recommended additional clinical efficacy studies prior to approval.
  In March 2009, King assumed sole responsibility for the regulatory approval of REMOXY. This shift of responsibility does not change the economic terms of our strategic alliance with King.
  In June 2010, we and King amended our strategic alliance to result, in part, in a flat 10% royalty rate on net sales of products sold outside the United States. This amendment also results in a one-time payment from King of $5 million (expected in July 2010). Our royalty rate in the United States remains unchanged.
  Upon FDA approval of REMOXY, we will receive from King a running royalty equal to 20% on net sales in the United States of drugs developed under this strategic alliance, except as to the first $1.0 billion in cumulative net sales in the United States, which royalty is set at 15%.
  Upon FDA approval of REMOXY, we will receive from King a one-time $15 million cash milestone payment. To date, King has made milestone payments to us of $25 million. We could receive from King up to $125 million in additional milestone payments in the course of the clinical and regulatory development of REMOXY and three other abuse-resistant pain medications.

Second Quarter Financial Results

  Collaboration revenue for Q2 2010 was $0.1 million, compared to $2.6 million for Q2 2009 and reflects reimbursement of our development expenses under our strategic alliance with King.
  Research and development expenses for Q2 2010 decreased to $2.2 million from $5.1 million for Q2 2009. This decrease was mostly due to decreased spending for REMOXY and other abuse-resistant product candidates under our strategic alliance with King. Research and development expenses included non-cash stock-related compensation costs of $0.7 million for Q2 2010 and $0.9 million for Q2 2009.
  General and administrative expenses for Q2 2010 increased to $1.7 million from $1.4 million for Q2 2009. General and administrative expenses included non-cash stock-related compensation costs of $0.6 million for Q2 2010 and $0.7 million for Q2 2009.
  Interest income for Q2 2010 increased to $0.5 million from $0.2 million in Q2 2009. This decrease was due to increases in interest rates on our investments in marketable securities.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. Our lead drug candidate, REMOXY, is a strong painkiller with a unique formulation designed to reduce potential risks of unintended use. We are also developing novel drugs in the area of hematology/oncology. We have in clinical development a monoclonal antibody to treat metastatic melanoma, a deadly form of skin cancer. We also have in pre-clinical development a drug candidate to treat hemophilia, a genetic disorder in which patients are unable to stop bleeding. The FDA has not approved any of our drug candidates for commercial sale. For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the timing of King's resubmission of the NDA for REMOXY in Q4 2010; our net cash requirements for 2010; our expected receipt of payments under our collaboration with King, including the one-time $5 million payment with respect to the amendment of our collaboration with King, potential milestone payments and other revenues, and the benefits of our drug candidate REMOXY, including statements concerning its clinical efficacy. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in obtaining regulatory approval of our drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of our drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), unanticipated additional research and development and other costs and the timing and receipt of funds from our commercial partner, potential disputes arising with our strategic partners, potential claims of violating the patent rights of third parties, the uncertainty of patent protection for our intellectual property or trade secrets, and the potential for abuse and misuse resistant pain medications to be developed by competitors and potential competitors. For further information regarding these and other risks related to our business, investors should consult our filings with the Securities and Exchange Commission.

PAIN THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Program fee revenue	$ 2,524	$ 3,587	$ 5,048	$ 7,174
Collaboration revenue	132	2,649	857	5,897
Total revenue	2,656	6,236	5,905	13,071
Operating expenses
Research and development	2,248	5,090	5,376	12,726
General and administrative	1,663	1,414	3,148	3,145
Total operating expenses	3,911	6,504	8,524	15,871
Operating loss	(1,255)	(268)	(2,619)	(2,800)
Interest income	451	233	795	620
Loss before benefit from income taxes	(804)	(35)	(1,824)	(2,180)
Benefit from income taxes	--	(1)	--	(322)
Net loss	$ (804)	$ (34)	$ (1,824)	$ (1,858)

Net loss per share - basic and diluted	$ (0.02)	$ (0.00)	$ (0.04)	$ (0.04)
Weighted-average shares used in computing net loss per share - basic and diluted	42,663	42,137	42,537	42,114

CONDENSED BALANCE SHEETS
			June 30,	December 31,
			2010	2009(1)
Assets			(Unaudited)
Current assets
Cash, cash equivalents and marketable securities			$ 176,242	$ 175,759
Other current assets			5,018	$ 2,712
Total current assets			181,260	178,471
Non-current assets
Property and equipment, net			398	517
Other assets			426	3,017
Total assets			$ 182,084	182,005

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued development expenses			$ 1,733	$ 2,538
Deferred program fee revenue - current portion			10,897	14,348
Other accrued liabilities			1,130	1,625
Total current liabilities			13,760	18,511
Non-current liabilities
Deferred program fee revenue - non-current portion			57,208	53,805
Other liabilities			430	1,437
Total liabilities			71,398	73,753
Stockholders' equity
Common stock			43	42
Additional paid-in-capital			229,563	225,432
Accumulated other comprehensive income			473	347
Accumulated deficit			(119,393)	(117,569)
Total stockholders' equity			110,686	108,252
Total liabilities and stockholders' equity			$ 182,084	$ 182,005

(1) Derived from the Company's annual financial statements as of December 31, 2009, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.
CONTACT: Pain Therapeutics, Inc.
         Judy Ishida, Administrative Manager
         650-645-1924
         IR@paintrials.com